                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                       Date of Report:  January 24 1997



                                 PRO-DEX, INC.
                                --------------
            (Exact Name of Registrant as Specified in this Charter)


                          Commission File No. 0-14942





                  Colorado                          84-1261240
        -------------------------------        ----------------------
        (State or other Jurisdiction of          (I.R.S. Employer
        Incorporation or Organization)         Identification Number)



               1401 Walnut Street, Suite 540, Boulder, CO  80302
         ------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


      Registrant's Telephone Number, Including Area Code:  (303) 443-6136
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                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.  Changes in Control of Registrant.  None.
         --------------------------------

ITEM 2.  Acquisition or Disposition of Assets.  None.
         ------------------------------------

ITEM 3.  Bankruptcy or Receivership.  None.
         --------------------------

ITEM 4.  Changes in Registrant's Certifying Registered Accountant.  None.
         --------------------------------------------------------

ITEM 5.  Other Events.  The following events have occurred with respect to
         ------------
         Registrant:

         Registrant's Board of Directors has accepted the resignation of Charles E. Strait from the Board of Directors and from his position as President of the Registrant effective January 22, 1997. Mr. Strait advised the Board at a regularly scheduled meeting held January 22, 1997 that current health problems have made it increasingly difficult for him to perform his duties as President and as a Director and therefore he deemed it advisable to tender his resignation. Mr. Strait commenced service on the Board of Directors on 26 July 1995 and was elected to serve until June 30, 1998. He resigns prior to the expiration of that term.. The Board of Directors has commenced a search for a successor Director and President. Mr. Kent E. Searl, currently the Chairman of the Board and Chief Executive Officer of the Registrant, will serve as acting President until a successor can be qualified and elected.

ITEM 6.  Resignation of Registrant's Directors.  See Item 5.
         -------------------------------------

ITEM 7.  Financial Statements and Exhibits.  None.
         ---------------------------------

ITEM 8.  Changes in Fiscal Year.  None.
         ----------------------
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                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       PRO-DEX, INC.



                                       By:  /s/________________________________
                                            George J. Isaac, Vice President and
                                            Chief Financial Officer

January 24, 1997
----------------